UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2026

RENN Fund, Inc.

(Exact name of Registrant as specified in its charter)

Texas	811-22299	75-2533518
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

470 Park Avenue South, New York, NY 10016 (914) 703-6904 (Address of principal executive offices)

Registrant’s telephone number, including area code: 646-291-2300

1999 Bryan Street, Suite 900

Dallas, TX 75201-3136

(Former name or former address, if changed since last report)

11520 North N. Central Expressway, Suite 162

Dallas, TX 75243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events.

The Renn Fund, Inc.

(the “Fund”)

On May 5, 2026, Peter Doyle, a Co-Manager of the Fund, was appointed to the Board of Directors of Texas Pacific Land Corporation (“TPL”), a large holding in the Fund. Mr. Doyle was also appointed to serve on the strategic acquisitions committee of TPL.

As part of Mr. Doyle’s appointment to the Board of TPL, Horizon Kinetics Asset Management LLC, the investment adviser to the Fund, with its respective affiliates (collectively, “Horizon”), entered into a Board Representative Agreement (the “Agreement”). Pursuant to the Agreement, TPL has agreed to, among other things, nominate a designee of Horizon (the “HK Designee”) for election to the board of directors of the Company (the “Board”), subject to the approval of the nominating and corporate governance committee of the Board, at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Pursuant to the Agreement, Peter Doyle has been selected as the HK Designee. Mr. Doyle will receive the standard compensation for non-employee directors of TPL, which is described in the TPL Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 26, 2025. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is incorporated by reference herein.

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001811074/000181107426000033/tpl-20260505.htm

In connection with the foregoing appointment, Mr. Doyle will no longer have investment discretion over TPL in any client accounts, including the Fund. Such trading discretion will be delegated to the other Co-Managers of the Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENN Fund, Inc.

Date: May 8, 2026	By:	/s/ Jay Kesslen
Jay Kesslen
Vice President